UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

DATE OF REPORT (Date of earliest event reported):  June 7, 2007

Commission file number 1-06155 AMERICAN GENERAL FINANCE CORPORATION
(Exact name of registrant as specified in its charter)
Indiana	35-0416090
(State of Incorporation)	(I.R.S. Employer Identification No.)
601 N.W. Second Street, Evansville, IN	47708
(Address of principal executive offices)	(Zip Code)
(812) 424-8031
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

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Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

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Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

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Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

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Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.  Entry into a Material Definitive Agreement.

On June 7, 2007, American General Finance Corporation’s (“AGFC”) parent, American General Finance, Inc. (“AGFI”), along with Wilmington Finance, Inc., a wholly-owned subsidiary of AGFC (“WFI”), and AIG Federal Savings Bank (“AIG Bank”), an affiliate of AGFC, entered into a Supervisory Agreement (the “Supervisory Agreement”) with the Office of Thrift Supervision (“OTS”).  The Supervisory Agreement pertains to certain mortgage loans originated in the name of AIG Bank by WFI pursuant to a services agreement between WFI and AIG Bank.  The services agreement was terminated in February 2006.

Pursuant to the terms of the Supervisory Agreement, AGFI, WFI and AIG Bank will implement a financial remediation program whereby certain borrowers may be provided loans on more affordable terms and/or reimbursed for certain fees.  The Supervisory Agreement also provides for monitoring and periodic reporting to the OTS with regard to the matters covered by the Supervisory Agreement.  The Supervisory Agreement will remain in effect until terminated, modified or suspended in writing by the OTS.  Failure to comply with the terms of the Agreement could result in the initiation of formal enforcement action by the OTS.

The foregoing summary of the Supervisory Agreement does not purport to be complete and is qualified in its entirety by reference to the Supervisory Agreement, a copy of which is attached as Exhibit 10 to this Current Report on Form 8-K and is incorporated herein by reference.

Separately, American International Group, Inc. (“AIG”), the ultimate parent of AGFC, AGFI, WFI and AIG Bank, has announced that donations totaling $15 million will be made over a three-year period to certain not-for-profit organizations to support their efforts to promote financial literacy and credit counseling.

As outlined in AGFC’s Quarterly Report on Form 10-Q for the quarterly period ended March 31, 2007, a reserve of $128 million (on a pre-tax basis) was established as of March 31, 2007, reflecting management’s then best estimate of the expected costs of implementing a remediation program in accordance with WFI’s surviving obligations under the services agreement with AIG Bank.  Upon completion of the discussions with the OTS and execution of the Supervisory Agreement, AGFC estimates at this time that an additional reserve of up to $50 million, inclusive of the $15 million donation, will be recorded in the second quarter of 2007.  To the extent necessary, it is expected that AIG will contribute capital to AGFC in order to support AGFC’s leverage at its targeted level as of June 30, 2007.

Item 9.01.  Financial Statements and Exhibits.

(d)

Exhibits.

Exhibit 10

Supervisory Agreement dated June 7, 2007

Signature

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

AMERICAN GENERAL FINANCE CORPORATION
(Registrant)
Date:	June 8, 2007	By	/s/	Donald R. Breivogel, Jr.
Donald R. Breivogel, Jr.
Senior Vice President and Chief Financial Officer

Exhibit Index

Exhibit

(10)

Supervisory Agreement dated June 7, 2007